EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Annual Report (Form 10-K) of State Street Boston Corporation of our report dated January 10, 1996, included in the 1995 annual Report to Shareholders of State Street Boston Corporation.

    We consent to the incorporation by reference in Registration Statements (Forms S-8 Nos. 33-57359, 33-38672, 33-38671, 33-2882, 2-93157, 2-88641 and
2-68698) and in Post-Effective Amendment No. 2 to Registration Statement (Form S-8 No. 2-68696) pertaining to various stock option and performance share plans, in Registration Statement (Form S-3 No. 33-49885) pertaining to the registration of debt securities of State Street Boston Corporation, and in Amendment No. 1 to Registration Statement (Form S-3 No. 33-59505) pertaining to the registration of 2,986,111 shares of the common stock of State Street Boston Corporation of our report dated January 10, 1996, with respect to the consolidated financial statements of State Street Boston Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1995.

                                                     Ernst & Young LLP

Boston, Massachusetts
March 26, 1996